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                                                                    Exhibit 23.2






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-88104 on Form S-8 of our report dated March 29, 2004 relating to the consolidated financial statements of Global Preferred Holdings, Inc. as at and for the year ended December 31, 2003, appearing in this Annual Report on Form 10-K of Global Preferred Holdings, Inc. for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 29, 2005